                        [SACHNOFF & WEAVER, LTD. LOGO]




                                                                  Exhibit 5



                         Writer's Direct Dial Number

                                 (312) 207-1000


                                 July 10, 1996

USFreightways Corporation
9700 Higgins Road, Suite 570
Rosemont, Illinois 60018

         Re:     Common Stock $.01 par value per share

Gentlemen:

         We have acted as counsel to USFreightways Corporation ("USF") in connection with the issuance of shares of USF common stock, $.01 par value per share, (the "COMMON STOCK") in connection with the acquisition of the shares of common stock held by Larry L. Pittman, W.E. Dodd and Val Dodd in Interamerican Management Corporation, Interamerican Public Distribution Corporation, Tricor Warehousing, Inc. and Netspace West, Inc. pursuant to the Stock Purchase Agreement dated July 2, 1996 (the "ACQUISITION"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration for resale of the Common Stock issued in the Acquisition. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

         Based on the foregoing, it is our opinion that the Common Stock issued in the Acquisition was duly authorized for issuance and is fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                        [SACHNOFF & WEAVER, LTD. LOGO]


USFreightways Corporation
July 10, 1996
Page 2








         We are admitted to practice in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation law of the State of Delaware.


                                                         Very truly yours,



                                                         SACHNOFF & WEAVER, LTD.



JRS/WED